ASSET MANAGEMENT AGREEMENT

This Asset Management Agreement is entered into as of March 31, 2002, by and between CrediTrends Technology Corporation, a California corporation ("CREDITRENDS" or "COMPANY"), and KingThomason Credit Card Services Corporation, a California corporation ("CLIENT"), with reference to the following facts:

A.  CLIENT is in the business of managing a sophisticated medical accounts receivable program (the "Program") for doctors, dentists and hospitals throughout the county that is designed to recover past due accounts receivable for health care providers and institutions, and CREDITRENDS is engaged in the business of managing consumer receivables.

B.  CLIENT desires to obtain the services of CREDITRENDS to service certain receivables, and CREDITRENDS desires to provide such services, pursuant to the terms and subject to the conditions set forth herein.

NOW, THEREFORE, the parties agree as follows:

1.  DEFINITIONS.For purposes of this Agreement, the following capitalized terms shall have the meanings hereinafter set forth:

Addendum 1	Shall mean Transaction Addendum 1 attached to this Agreement, which sets forth fees for the services described in this Agreement and the Exhibits to this Agreement.
Agent Code(s)
Shall mean the specific sub-set of digits of the credit card account numbers assigned when Credit Card Accounts are established, ensuring that a given Credit Card Account portfolio is unique from others contained within CREDITRENDS’ BIN.

Asset Management Fee
Shall mean the fee that CREDITRENDS charges for Scoring Raw Material Account portfolios under its proprietary models, and for fully servicing Raw Material Accounts. The Asset Management Fee is set forth in Addendum 1.

Asset Management Work Plan	Shall mean the plan set forth in this Agreement, in the Collection Work Plan, and in the Balance Transfer Work Plan.
Balance Transfer Work Plan	Shall mean the plan and agreement set forth in Exhibit A attached hereto.
BIN
Shall mean the "bank identification number" issued to CREDITRENDS by each Issuing Bank, within which all Credit Card Accounts in which CREDITRENDS has an interest are maintained and serviced. The BIN is represented by the first four digits of the credit card account number assigned when a Credit Card Account is established.

Exhibit 10.11
Page 1 of 7 Pages

Collection Accounts	Shall mean those Raw Material Accounts identified through the Scoring process as accounts best suited to traditional collection efforts.
Collection Account Debtor	Shall mean the consumer specifically indebted on a particular Collection Account.
Collection Fee	Shall mean the contingent fee charged by CREDITRENDS for collection and recovery efforts on Collection Accounts, which is calculated on gross dollars recovered.
Collection Work Plan	Shall mean the plan set forth in Schedule 1 to the Collection Agreement attached hereto as Exhibit B.
Credit Card Account	Shall mean the account which is created when all or a portion of the balance outstanding on a Qualified Account is transferred onto a new credit card account issued by an Issuing Bank.
Credit Card Account Receivable
Shall mean the actual balance transferred from a Qualified Account onto a new credit card. It does not include any added fees associated with the issuance of the credit card, i.e., annual or application fees.

Credit Card Report Fee	Shall mean the fee charged by CREDITRENDS for production of monthly reports on Performing Credit Card Account portfolios.
Credit Card Servicing	Shall mean the process of maintaining Credit Card Accounts, which generally includes billing, payment processing, merchant charge processing, system processing, etc.
Credit Card Account Servicing Fee(s)	Shall mean the fees charged by CREDITRENDS on a per-account basis for Credit Card Servicing.
Credit Card Issue Date	Shall mean the date on which a Credit Card Account is established by the Issuing Bank and reported by the credit card processor.
Defaulted Accounts	Shall mean those Credit Card Accounts which have failed to make two of the first four payments due from the Credit Card Issue Date, or that are greater than ninety (90) days delinquent.
Exhausted Raw Material Accounts
Shall mean the Raw Material Accounts upon which efforts detailed under the Asset Management Work Plan have been expended. The term never applies to Raw Material Accounts that have participated in the balance transfer program and have become Credit Card Accounts.

Issuing Bank	Shall mean a bank issuing Credit Card Accounts pursuant to a co-brand or affiliate agreement with CREDITRENDS.

Exhibit 10.11
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Legal Collection Fee
Shall mean the contingent fee charged by CREDITRENDS for collection and recovery efforts of a Collection Account approved for legal recovery efforts. The Legal Collection Fee is set forth in Addendum 1.

Non-qualified Accounts
Shall mean those Raw Material Accounts that: (1) are held by bankrupt or deceased consumers; (2) contain outstanding balances of $300.00 or less, including accrued interest; (3) have previously been settled or repaid by the debtor; or (4) for which the debtor involved asserts fraud or forgery.

Performing Credit Card Accounts	Shall mean those Credit Card Accounts that have made at least two of the first four payments due from the Credit Card Issue Date, and that are not greater than ninety (90) days delinquent.
Qualified Accounts	Shall mean Raw Material Accounts that are determined through the Scoring process not to be Collection Accounts or Non-qualified Accounts.
Raw Material Accounts	Shall mean the whole portfolios of delinquent consumer accounts purchased in bulk, and which have not yet been subjected to the Scoring process.
Reserve Account	Shall mean the account maintained by an Issuing Bank, in which certain cash flows generated by Credit Card Accounts are held to protect the Issuing Bank against credit risk and potential loss.
Score/Scoring	Shall mean the process in which CREDITRENDS analyzes Raw Material Accounts.

2.  RAW MATERIAL ACCOUNT MANAGEMENT

a.  Placement of Raw Material Accounts. CLIENT may offer to place its portfolios of Raw Material Accounts with CREDITRENDS under the terms of this Agreement. CREDITRENDS may, at its discretion, accept such Raw Material Accounts for inclusion in the programs described herein. CREDITRENDS shall have the opportunity to review each portfolio of Raw Material Accounts prior to acceptance.

b.  Raw Material Account Scoring. CREDITRENDS shall Score the Raw Material Accounts placed with it by CLIENT. Scoring entails identifying individual Raw Material Accounts as Non-qualified Accounts, Collection Accounts and Qualified Accounts. CREDITRENDS may, at its discretion, use third party resources in its efforts to Score the Raw Material Accounts. Within twenty one (21) days after CREDITRENDS’s receipt of all customary information about a portfolio of Raw Material Accounts, CREDITRENDS shall advise CLIENT of its findings from the Scoring process and shall deliver to CLIENT a list of Non-qualified Accounts, Qualified Accounts, and Collection Accounts either on paper, diskette, or both. Each report shall explain why any account is classified as a Non-qualified Account.

Exhibit 10.11
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3.  ASSET MANAGEMENT FEE.CREDITRENDS shall use commercially reasonable efforts to perform the services described in the Asset Management Work Plan. CLIENT shall pay to CREDITRENDS an Asset Management Fee at the time each Raw Material Account is assigned and accepted by CREDITRENDS for the purpose of Scoring Raw Material Accounts. No Scoring of a Raw Material Account shall commence until the full Asset Management Fee for such Raw Material Account has been received by CREDITRENDS.

4.  COLLECTION ACCOUNTS.A Collection Agreement and Collection Work Plan are attached hereto as Exhibit B. The Collection Agreement, Collection Work Plan and related definitions shall apply only if CLIENT and CREDITRENDS agree that CLIENT will place accounts with CREDITRENDS for purposes of collection. If any accounts are so placed with CREDITRENDS, then upon acceptance by CREDITRENDS, such accounts shall be deemed Collection Accounts and shall be worked under the terms of the Collection Agreement and the Collection Work Plan.

5.  QUALIFIED ACCOUNTS

a.  Credit Card Accounts. CLIENT may offer to place with CREDITRENDS some or all of its Qualified Accounts, as identified in the Raw Material Scoring process, for treatment under the Balance Transfer Work Plan. Under the Balance Transfer Work Plan, consumers may apply to transfer all or a portion of their existing account balances to new Credit Card Accounts maintained by an Issuing Bank. Each consumer who meets the underwriting criteria of CREDITRENDS and the Issuing Bank, and any other requirements established from time to time by CREDITRENDS, shall be permitted to establish a Credit Card Account and transfer such consumer’s account balance, or such portion permitted by CREDITRENDS, to such Credit Card Account. The remaining portion of the account balance shall be written off and forgiven by CLIENT. CREDITRENDS shall have no further obligation as to such remaining portion. CREDITRENDS represents and warrants that it has a binding agreement with an Issuing Bank for the transfer of Qualified Accounts to Credit Card Accounts. Each Credit Card Account shall be distinguished by (i) a BIN maintained by the Issuing Bank for the purpose of this Agreement, and (ii) an Agent Code and customer account number. At the time of the balance transfer CLIENT shall transfer title to the Qualified Account to CREDITRENDS. As long as a Credit Card Account is a revolving account and the account holder timely pays his or her obligations thereunder, the account holder may use the Credit Card Account to acquire additional credit up to that holder’s credit limit as established by CREDITRENDS and the Issuing Bank. CLIENT may refer account debtors to CREDITRENDS, but all credit card account applications shall be issued by CREDITRENDS. Credit Card Accounts shall be established only if underwriting standards which are adopted and administered by the Issuing Bank and CREDITRENDS are met by consumers.

Exhibit 10.11
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b.  Credit Card Account Receivable. CLIENT shall transfer to CREDITRENDS title to Accounts that are to be converted to Credit Card Accounts, without recourse to CLIENT, in accordance with the Balance Transfer Work Plan.

6.      TERMINATION RIGHTS.Subject to earlier termination with respect to Collection Accounts in accordance with Exhibit B, either party may terminate this Agreement on not less than ninety (90) days’ written notice to the other party, provided, however, that (i) all financial obligations which accrue prior to such termination, and any indemnification obligation arising hereunder, shall survive the termination of this Agreement, (ii) CLIENT shall continue to pay all continuing Credit Card Account Servicing Fee(s) until all Performing Credit Card Accounts have been liquidated or sold, and (iii) CREDITRENDS shall continue to pay CLIENT with respect to its Participation Interest, until such time as all Performing Credit Card Accounts have been liquidated or sold.

8.  NO GUARANTEES.Neither party has made any guarantee or assurance regarding (i) the performance, quality, or condition of any Credit Card Account, Raw Material Account, Collection Account, Qualified Account, or any other account described herein, (ii) the results of CREDITRENDS’ efforts hereunder, (iii) the acceptance by consumers of CREDITRENDS’ programs hereunder, or (iv) the ability of such account holders to meet the underwriting standards necessary to establish a Credit Card Account. CLIENT hereby releases CREDITRENDS from any liability if any such account or accounts fail to perform or fail to meet the expectations of CLIENT.

9.  INDEMNIFICATION.CREDITRENDS and CLIENT (each an "Indemnifying Party") shall each indemnify, defend and hold the other party (the "Indemnified Party") harmless from and against any and all actions, claims, judgments, losses, liabilities, demands, damages, costs, and expenses (including without limitation reasonable attorneys’ fees) incurred or suffered by the Indemnified Party which arise directly or indirectly from, result from or relate to any action or failure to take action by the Indemnifying Party.

10.  HEADINGS.The subject headings used in this Agreement are included for convenience only, and shall not affect the construction or interpretation of any of its provisions.

11.  ENTIRE AGREEMENT.This Agreement, together with the exhibits hereto, constitutes the full and complete agreement between the parties, and supersedes any and all prior agreements and representations, whether written or oral.

12.  MODIFICATIONS AND WAIVER.No supplement, modification or amendment of this Agreement or any Exhibit hereto shall be binding unless executed in writing by a duly authorized representative of the party sought to be bound. No waiver of any provision of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver of any provision constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.

Exhibit 10.11
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13.  NOTICES.Any notice required or permitted to be given hereunder or under any Exhibit hereto shall be given by either: (i) depositing the same in the United States Mail, postage prepaid, registered or certified, return receipt requested, or (ii) by depositing the same with a recognized overnight courier service for delivery the following day, or (iii) by transmitting the same via facsimile to the other party, provided the recipient party acknowledges receipt of same. All notices shall be addressed as follows, or to such other addresses as may be updated from time to time:

If to CREDITRENDS: If to CLIENT:
CrediTrends Technology Corporation
5118 Robert J Mathews Parkway
El Dorado Hills, California 95762
Attention: Henry Mauriss

KingThomason Credit Card Services, Inc.
3180 Crow Canyon Place, Suite 205
San Ramon, CA 94583
Attention: Thomas King

14.  ASSIGNMENT.Neither CLIENT nor CREDITRENDS shall assign, transfer or delegate in any manner any of its duties, responsibilities or obligations hereunder or under any Exhibit hereto without the written consent of the other party.

15.  GOVERNING LAW.This Agreement and all of the Exhibits hereto shall be governed by and construed in accordance with the laws of the State of California.

16.  COUNTERPARTS.This Agreement and all of the Exhibits hereto may be executed in counterparts, each of which shall be deemed to be an original, and all of which together shall be deemed to be one and the same instrument.

17.  ARBITRATION.In the event of any dispute or controversy between the parties with respect to any of the matters set forth herein or the matters set forth in any Exhibit hereto, then such dispute or controversy shall be submitted to binding arbitration, to be conducted in El Dorado County, California, pursuant to the then-prevailing rules and regulations of the American Arbitration Association or other arbitration association mutually agreed upon. In such arbitration, the prevailing party shall be entitled, in addition to any award made in such proceeding, to recover all of its costs and expenses incurred in connection therewith, including, without limitation, reasonable attorneys’ fees.

18.  CONSTRUCTION.Whenever possible, each provision of this Agreement and each Exhibit hereto shall be interpreted in such a manner as to be effective or valid under applicable law. If, however, any provision of this Agreement or in any Exhibit hereto shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Agreement or such Exhibit.

Exhibit 10.11
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19.  NO EXCLUSIVITY. The relationship between the parties hereunder and under the Exhibits hereto shall be non-exclusive. Nothing contained herein or in any Exhibit hereto shall prevent either party from entering into similar agreements with other parties for accounts not placed hereunder.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

CREDITRENDS TECHNOLOGY CORPORATION, a California corporation	KINGTHOMASON CREDIT CARD SERVICES, INC., a California corporation
/s/ Henry Mauriss, President	/s/ Thomas King
Henry Mauriss	Thomas King, President

"CREDITRENDS"	"CLIENT"

Exhibit 10.11
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